UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 23, 2016 (September 22, 2016)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on August 2, 2016, Mr. Baccile entered into an Employment Agreement with First Industrial Realty Trust, Inc. (the “Company”) and its operating partnership, First Industrial L.P., pursuant to which the Company agreed to retain Mr. Baccile as its President effective September 29, 2016 and Chief Executive Officer effective December 1, 2016, subject to the approval of the Company’s board of directors (the “Board”) and the terms and conditions set forth therein. On September 22, 2016, the Board approved the appointment of Mr. Baccile as the Company’s President effective September 29, 2016. The Board also approved a resolution to expand the size of the Board to seven (7) directors and elected Mr. Baccile to serve as a member of the Board effective upon his appointment as the Company’s President. In connection with his election to the Board, Mr. Baccile was appointed to serve on the investment committee of the Board. Mr. Baccile will not receive any separate compensation for his service on the Board.

Mr. Baccile, 54, brings more than 30 years of management, real estate, capital markets and overall financial expertise to the Company. He joins the Company from UBS Securities, LLC, where he served as Joint Global Head of the Real Estate, Lodging and Leisure Group within the firm’s investment banking division since June 2012. Prior to that, Mr. Baccile served in a number of senior leadership roles during a 26-year tenure at J.P. Morgan. Most recently, he served as Vice Chairman of J.P. Morgan Securities Inc. He also served as Co-Head of the General Industries Investment Banking Coverage Group, which encompassed Real Estate, Lodging, Gaming, Diversified Industrials, Paper Packing and Building Products, and of the Transportation Investment Banking Group. Before that he served as Global Head of J.P. Morgan’s Real Estate, Lodging and Gaming Investment Banking Group for 10 years.

Also on September 22, 2016, the Board approved an annual retainer of $25,000 for the position of lead independent director, which will be in addition to compensation generally applicable to directors. The position of lead independent director is currently held by John Rau.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement dated August 2, 2016 by and among First Industrial, L.P., First Industrial Realty Trust, Inc. and Peter E. Baccile (incorporated by reference to Exhibit 10.1 of the Form 8-K of the Company filed August 3, 2016, File No. 1-13102)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

FIRST INDUSTRIAL, L.P.

By:	First Industrial Realty Trust, Inc., its general partner

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

Date: September 23, 2016